Exhibit 10.2

DOLLAR GENERAL CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of the date indicated on Schedule A hereto (the “Grant Date”), is made between Dollar General Corporation, a Tennessee corporation (hereinafter, together with all Service Recipients unless the context indicates otherwise, called the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company (hereinafter referred to as the “Grantee”).  Capitalized terms not otherwise defined herein shall have the same meanings as in the Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates, as amended from time to time (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement.

WHEREAS, the Company desires to grant the Grantee a restricted stock unit award as provided for hereunder, ultimately payable in shares of Common Stock of the Company, par value $0.875 per Share (the “Restricted Stock Unit Award”), pursuant to the terms and conditions of this Agreement and the Plan; and

WHEREAS, the Compensation Committee (or a duly authorized subcommittee thereof) of the Company’s Board appointed to administer the Plan (the “Committee”) has determined that it would be to the advantage and in the best interest of the Company and its shareholders to grant the Restricted Stock Unit Award provided for herein to the Grantee, and has advised the Company thereof and instructed the undersigned officer to issue said Award;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.                                      Grant of the Restricted Stock Unit.  Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee the number of Restricted Stock Units set forth on Schedule A hereto. A “Restricted Stock Unit” represents the right to receive one Share of Common Stock upon satisfaction of the vesting and other conditions set forth in this Agreement.  The Restricted Stock Units shall vest and become nonforfeitable in accordance with Section 2 hereof.

2.                                      Vesting.

(a)    Vesting Date and Forfeiture.  The Restricted Stock Units shall become vested and nonforfeitable in three equal installments on April 1 of the three (3) fiscal years following the fiscal year in which the Grant Date occurs, as set forth on Schedule A hereto (each such date, a “Vesting Date”), so long as the Grantee continues to be an employee of the Company through each such Vesting Date.  To the extent the application of this vesting schedule results in the vesting of fractional shares, the fractional shares shall be combined and vest on the earliest Vesting Date. If the Grantee’s employment with the Company terminates prior to a Vesting Date and Section 2(b) does not apply or has not applied, or to the extent Section 2(b) cannot apply, then any unvested Restricted Stock Units at the date of such termination of employment shall be automatically forfeited to the Company.

(b)    Accelerated Vesting Events.  Notwithstanding the foregoing, to the extent such Restricted Stock Units have not previously terminated or become vested and nonforfeitable, (i) if the Grantee terminates his employment with the Company due to the Grantee’s Retirement (as defined below), then that one-third of the Restricted Stock Units that would have become vested and nonforfeitable on the next immediately following Vesting Date if the Grantee had remained employed through such date shall become vested and nonforfeitable upon such Retirement, provided, however, that, if the Grantee retires on a Vesting Date, no accelerated vesting shall occur but rather Grantee shall be entitled only to the portion of the Restricted Stock Units that were scheduled to vest on such Vesting Date; and (ii) in the event of the Grantee’s death or Disability (as defined below), one hundred percent (100%) of the Restricted Stock Units shall become vested and nonforfeitable upon such death or Disability; and (iii) upon a Change in Control, one hundred percent (100%) of the Restricted Stock Units shall become vested and nonforfeitable.

(c)    Transfer and Reemployment.  For purposes of this Agreement, transfer of employment among the Company and another Service Recipient shall not be considered a termination or interruption of employment.  Upon reemployment following a termination of employment for any reason, the Grantee shall have no rights to any Restricted Stock Units previously forfeited and cancelled under this Agreement.

(d)    Retirement.  For purposes of this Agreement, Retirement shall mean the voluntary termination of Grantee’s employment with the Company on or after (i) reaching the minimum age of sixty-two (62) and (ii) achieving five (5) consecutive years of service; provided, however, that (i) the sum of the Grantee’s age plus years of service (counting whole years only) must equal at least seventy (70); (ii) there is no basis for the Company to terminate the Grantee for Cause at the time of Grantee’s voluntary termination; and (iii) the termination also constitutes a “separation from service” within the meaning of Section 409A of the Code.

(e)    Disability.  For the purposes of this Agreement, Disability shall have the meaning set forth in Treas. Reg. Section 1.409A-3(i)(4).  A Grantee will be deemed disabled if the Grantee is determined to be disabled under the Company’s long term disability plan, provided that the definition of “disability” applied under such plan complies with the requirements of Treas. Reg. Section 1.409A-3(i)(4).

(f)    Cause.  For the purposes of this Agreement, Cause shall mean (i) “Cause” as such term may be defined in any employment agreement between the Grantee and the Company that is in effect at the time of termination of employment; or (ii) if there is no such employment agreement in effect, “Cause” as such term may be defined in any change-in-control agreement between the Grantee and the Company that is in effect at the time of termination of employment; or (iii) if there is no such employment or change-in-control agreement, with respect to a Grantee: (A) any act of the Grantee involving fraud or dishonesty, or any willful failure to perform reasonable duties assigned to the Grantee which failure is not cured within 10 business days after receipt from the Company of written notice of such failure; (B) any material breach by the Grantee of any securities or other law or regulation or any Company policy governing trading or dealing with stock, securities, investments or the like, or any inappropriate disclosure or “tipping” relating to any stock, securities, investments or the like; (C) other than as required by law, the carrying out by the Grantee of any activity, or the Grantee making any public statement, which prejudices or ridicules the good name and standing of the Company or its Affiliates or would bring such persons into public contempt or ridicule; (D) attendance by the Grantee at work in a state of intoxication or the Grantee otherwise being found in possession at the Grantee’s place of work of any prohibited drug or substance, possession of which would amount to a criminal offense; (E) any assault or other act of violence by the Grantee; or (F) the Grantee being indicted for any crime constituting (I) any felony whatsoever or (II) any misdemeanor that would preclude employment under the Company’s hiring policy.

(g)    Change in Control.  For purposes of this Agreement, a Change in Control (as defined in the Plan) will be deemed to have occurred with respect to the Grantee only if an event relating to the Change in Control constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. Section 1.409A-3(i)(5).

3.                                      Payment of Common Stock.

(a)    Payment and Delivery.  Shares of Common Stock corresponding to the number of Restricted Stock Units that become vested and nonforfeitable in accordance with Section 2 (“RSU Shares”) shall be paid to the Grantee, or, if deceased, the Grantee’s estate, either through delivery of a share certificate or by providing evidence of electronic delivery, and such RSU Shares shall be registered in the name of the Grantee or, if deceased, the Grantee’s estate.  The RSU Shares shall be paid on the Vesting Date unless vesting is accelerated under Section 2(b) prior to such Vesting Date.  In the event vesting is accelerated under Section 2(b), the RSU Shares shall be paid as follows (based on the first to occur of Retirement, death, Disability or Change in Control):  (i) six (6) months and one (1) day following the date of termination of employment due to Retirement; (ii) within ninety (90) days following the date of the Grantee’s death or Disability; or (iii) upon a Change in Control.  If the Grantee dies prior to payment under Section 3(a)(i), payment of the RSU Shares shall occur upon the earlier of (A) ninety (90) days following the date of the Grantee’s death, or (B) the payment time under Section 3(a)(i).

(b)    Authorized Shares.  The RSU Shares may be either previously authorized but unissued Shares or issued Shares, which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable.

4.                                      No Dividend Equivalents.  The Grantee shall have no right to dividend equivalents or dividends on the Restricted Stock Units.

5.                                      Transferability.  Neither the Restricted Stock Units prior to becoming vested pursuant to Section 2 nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5 shall not prevent transfers by will or by the applicable laws of descent and distribution.

6.                                      No Guarantee of Employment.  Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the employment of the Grantee at any time for any reason whatsoever, with or without cause, subject to the applicable provisions of, if any, the Grantee’s employment agreement with the Company or offer letter provided by the Company to the Grantee.

7.                                      Change in Capitalization; Change in Control. If any event described in Section 8 or 9 of the Plan occurs, this Agreement and the Restricted Stock Units shall be adjusted to the extent required or permitted, as applicable, pursuant to Sections 8 and 9 of the Plan.

8.                                      Mandatory Tax Withholding.  Unless otherwise determined by the Committee, at the time of vesting, the Company shall withhold from any RSU Shares deliverable in payment of the Restricted Stock Units the number of RSU Shares having a value equal to the minimum amount of income and employment taxes required to be withheld under applicable laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities.  Any fractional shares resulting from the payment of the withholding amounts shall be liquidated and paid in cash to the U.S. Treasury as additional federal income tax withholding for the Grantee.  Grantee shall be responsible for any withholding taxes not satisfied by means of such mandatory withholding and for all taxes in excess of such withholding taxes that may be due upon vesting of the Restricted Stock Units.

9.                                      Limitation on Obligations.  This Restricted Stock Unit Award shall not be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.  In addition, the Company shall not be liable to the Grantee for damages relating to any delays in issuing the share certificates or electronic delivery thereof to him (or his designated entities), any loss of the certificates, or any mistakes or errors in the issuance or registration of the certificates or in the certificates themselves.

10.                               Securities Laws.  The Company may require the Grantee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws.  The Restricted Stock Units and RSU Shares shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

11.                               Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary or his or her designee, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 11, either party may hereafter designate a different address for notices to be given to him.  Any notice that is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 11.  Any notice shall have been deemed duly given when delivered by hand or courier or when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

12.                               Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

13.                               Section 409A of the Code.  The provisions of Section 10(c) of the Plan are hereby incorporated by reference.  Notwithstanding the foregoing, the Company shall not be liable to the Grantee in the event this Agreement fails to be exempt from, or comply with, Section 409A of the Code.

14.                               Arbitration.  In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator.  Such arbitration process shall take place within the Nashville, Tennessee metropolitan area.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.  Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator.

15.                               Clawback.  As a condition of receiving the Restricted Stock Units, the Grantee acknowledges and agrees that the Grantee’s rights, payments, and benefits with respect to the Restricted Stock Units shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by any rule or regulation of the Securities and Exchange Commission or by any applicable national exchange, or by any other applicable law, rule or regulation.

16.                               Applicability of Plan. The Restricted Stock Units and the RSU Shares issued to the Grantee upon payment of the Restricted Stock Units shall be subject to all terms and provisions of the Plan to the extent applicable to restricted stock units and Shares.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

17.                               Amendment and Termination. This Agreement may be modified in any manner consistent with Section 10 of the Plan.

18.                               Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Stock Unit Award.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

19.                               Rights as Shareholder.  The holder of a Restricted Stock Unit Award shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any RSU Shares issuable upon the payment of a vested Restricted Stock Unit unless and until a certificate or certificates representing such RSU Shares shall have been issued by the Company to such holder or, if the Common Stock is listed on a national securities exchange, a book entry representing such RSU Shares has been made by the registrar of the Company.

20.                               Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DOLLAR GENERAL CORPORATION

By:
Name:
Title:

GRANTEE

Signature:
Print Name:
Employee ID:

HOME ADDRESS:

Schedule A to Restricted Stock Unit Award Agreement

Grant Date:  [               ]

Number of Restricted Stock Units Awarded:  [           ]

Vesting Dates:	Percentage	Date
	33 1/3	April 1, [year]
	33 1/3	April 1, [year]
	33 1/3	April 1, [year]